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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          ----------------------------


       Date of report (Date of earliest event reported): December 19, 2001



                          FIRST SENTINEL BANCORP, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                       000-23809                     22-3566151
(State or other
jurisdiction of                 (Commission File                (IRS Employer
 incorporation)                     Number)                  Identification No.)


              1000 WOODBRIDGE CENTER DRIVE, WOODBRIDGE, NEW JERSEY
       07095 (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (732) 726-9700



                                 NOT APPLICABLE
          (Former name or former address, if changed since 1st report)



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ITEMS 1 THROUGH 4, 6, 8 AND 9.  NOT APPLICABLE.

ITEM 5.           OTHER EVENTS.

         1.       General.
                  -------

                  On December 19, 2001, the Board of Directors of First Sentinel Bancorp, Inc., a Delaware corporation ("Company"), adopted a stockholder rights plan and declared a dividend of one preferred share purchase right ("Right") for each share of the Company's common stock, par value $0.01 per share ("Common Shares"). The dividend is payable on January 1, 2002 ("Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company, after the Distribution Date (as defined below), a one one-hundredth (1/100) interest in a share of Series A Junior Participating Preferred Stock, par value $0.01 per share ("Preferred Shares"), of the Company, at a price of $37.00 ("Purchase Price"), subject to adjustment.

                  The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement"), dated as of December 19, 2001, by and between the Company and Registrar and Transfer Company, as rights agent ("Rights Agent"). A copy of the Rights Agreement is incorporated herein by reference to
Exhibit 4.1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 20, 2001. The summary description of the Rights set forth below does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement. A copy of the Rights Agreement is available from the Company free of charge.

         2.       Distribution Date.
                  -----------------

                  Until the Distribution Date (as defined below), the Rights will be attached to and traded with the Common Shares, and will be evidenced by the certificates for such Common Shares. The Rights "detach" from the Common Shares on the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and all Rights held by an Acquiring Person (as defined below) will become null and void.

                  The term "Distribution Date" means the earlier of (a) the close of business on the 20th business day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 12% or more of the outstanding Common Shares (collectively, an "Acquiring Person") or (b) the 20th business day (or such later date as may be determined by the Company's Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of persons becoming an Acquiring Person.

         3.       Transfer of Rights and Certificates.
                  -----------------------------------

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates for Common Shares issued after the



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Record Date upon the transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. After the Distribution Date, the Right Certificates alone will evidence the Rights.

         4.       Exercise Period.
                  ---------------

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on the Final Expiration Date, unless the Final Expiration Date is extended or the Rights are earlier redeemed by the Company. The term "Final Expiration Date" is defined in the Rights Agreement and generally means January 1, 2012.

         5.       Adjustments.
                  -----------

                  (a) The Purchase Price payable and the number of interests in Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                  (b) The number of outstanding Rights and the number of 1/100 interests in Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                  (c) With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of 1/100 of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         6.       Preferred Shares.
                  ----------------

                  (a) Interests in Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment in an amount per share equal to the greater of (i) $1.00 and (ii) 100 times the dividend declared per Common Share for such quarter. In the event of liquidation, the holders of the interests in Preferred Shares will be entitled to a minimum preferential liquidation payment in an amount per share equal to the greater of (x) $100.00 and (y) 100 times the payment made per



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Common Share. Each Preferred Share will have 100 votes, voting together with the
Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

                  (b) Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the 1/100 interest in a Preferred Share purchasable upon exercise of a Right should approximate the value of one Common Share.

         7.       Exercise of Rights for Common Shares.
                  ------------------------------------

                  In the event that any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price, that number of Common Shares having a market value of two times the Purchase Price. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price, that number of shares of common stock of the acquiring company that, at the time of such transaction, has a market value of two times the Purchase Price.

         8.       Optional Exchange of Rights.
                  ---------------------------

                  At any time after a person or group of persons becomes an Acquiring Person and prior to the acquisition by such person or group of persons of 50% or more of the outstanding Common Shares, the Company's Board of Directors may exchange the Rights (other than Rights owned by such person or group, which shall be void), in whole or in part, at an exchange ratio (subject to adjustment) of one Common Share per Right. At its option, the Board may substitute interests in Preferred Shares (or shares of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) for Common Shares exchangeable for Rights at an initial rate (subject to adjustment) of a 1/100 interest in a Preferred Share (or equivalent preferred share) for each Common Share.

         9.       Redemption of Rights.
                  --------------------

                  At any time before the 20th business day after any person or group of persons becomes an Acquiring Person, the Company's Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right ("Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

         10.      Amendments.
                  ----------

                  The terms of the Rights may be amended by the Company's Board of Directors without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights to not less than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of


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affiliated or associated persons; PROVIDED, HOWEVER, that, from and after such time as any person or group becomes an Acquiring Person, the terms of the Rights may not be amended in any manner that would adversely affect the interests of any holders of the Rights (other than an Acquiring Person or any affiliate or associate thereof).

         11.      Rights Prior to Exercise.
                  ------------------------

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:


      EXHIBIT NO.                           DESCRIPTION
      -----------                           -----------

         4.1 Rights Agreement, dated as of December 19, 2001, by and between First Sentinel Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (1)

         99.1                               Press release, dated December 20,
                                            2001

------------------------------
(1) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed on December 20, 2001.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FIRST SENTINEL BANCORP, INC.


                                      By: /s/ John P. Mulkerin
                                         -------------------------------------
                                          John P. Mulkerin
                                          President and Chief Executive Officer



Dated:  December 20, 2001



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                                  EXHIBIT INDEX

      EXHIBIT NO.                           DESCRIPTION
      -----------                           -----------

         4.1 Rights Agreement, dated as of December 19, 2001, by and between First Sentinel Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (1)

         99.1                               Press release, dated December 20,
                                            2001

--------
(1) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed on December 20, 2001.